UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 9, 2019

(Date of earliest event reported)

Corvus Gold Inc.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-55447 (Commission File Number)	98-0668473 (IRS Employer Identification No.)

Suite 1750, 700 West Pender Street Vancouver, British Columbia Canada (Address of principal executive offices)	N/A (Zip Code)

Registrant’s telephone number, including area code:   (604) 638-3246

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2019, in connection with the appointment of Ron Largent as a director and Chairman of the Company on March 13, 2019, the Company’s Compensation Committee and Board of Directors approved a grant of 400,000 stock options to Mr. Largent. The options were granted under the Company’s 2010 Incentive Stock Option Plan and are subject to its terms and conditions. The options are immediately vested and are exercisable at Cdn.$2.04 per share until April 9, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS GOLD INC.

DATE: April 10, 2019	By:	/s/ Jeffrey A. Pontius
Jeffrey A. Pontius President & Chief Executive Officer